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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2000

MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
 (309-266-7176)
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.  Other Events

    Morton Industrial Group, Inc. entered into a Third Amendment to the Credit Agreement dated May 28, 1998, with Harris Trust and Savings Bank, dated January 30, 2000. A copy of the amendment is attached hereto as Exhibit 99.1.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: February 29, 2000	By:	/s/ THOMAS D. LAUERMAN Thomas D. Lauerman Vice-President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Third Amendment to the Credit Agreement dated May 28, 1998, with Harris Trust and Savings Bank, dated January 30, 2000.

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SIGNATURES
INDEX TO EXHIBITS